Exhibit 10.1

First Amendment to Asset Purchase Agreement

This First Amendment (the “Amendment”) to the Asset Purchase Agreement dated December 15, 2000 by and among United Therapeutics Corporation, UP Subsidiary Corporation and Cooke Pharma, Inc. (now Cooke PH, Inc.; and referred to herein as “Cooke”) (the “Agreement”) is made and entered into this    day of October 2003. United Therapeutics Corporation, UP Subsidiary Corporation (now Unither Pharma, Inc.) and Cooke are collectively referred to in this Amendment as the “parties”.

RECITALS

     WHEREAS, the Agreement was entered into by the parties on December 15, 2000; and

     WHEREAS, the parties desire to amend certain terms and provisions of the Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the terms of the Agreement are amended as follows:

I.

The capitalized terms in this Amendment shall have the same definitions ascribed to them in the Agreement to the extent that such capitalized terms are defined therein and not defined in this Amendment

II.

The parties intend that no royalty payments shall be made to Cooke by UTC and UP Subsidiary Corporation as a result of the Agreement. Accordingly, (i) Article 2 of the Agreement is hereby deleted in its entirety and of no further force and effect, (ii) all references in the Agreement to Article 2 and provisions thereof are hereby deleted in their entirety and of no further force and effect, and (iii) as of the date of this Amendment and hereafter, UTC and UP Sub shall not be required to make any payments of any kind or nature to Cooke arising under Article 2 of the Agreement, regardless of when such payment obligations may have arisen.

III.

The parties intend that the Escrow Securities currently held by the Escrow Agent in accordance with the Escrow Agreement – 14,732 shares – shall be promptly released by the Escrow Agent for the benefit of Cooke. The Escrow Securities shall be released to UTC, and UTC shall take all steps necessary to have the Escrow Securities (once released from escrow) reissued to Cooke (or its designees, as indicated in writing by Cooke) by UTC’s transfer agent (the “Reissue”). Accordingly, (i) the parties shall execute the Joint Order Instruction attached at Exhibit 1 to this Amendment and UTC shall cooperate with the Escrow Agent and its transfer agent to effect the Reissue, (ii) upon Reissue, the Escrow Agreement shall be terminated by agreement of the parties and shall be of no further force or effect, (iii) all references in the Agreement to the Escrow Agreement and provisions thereof shall be deleted in their entirety and of no further force and effect, and (iv) as of the date of this Amendment and hereafter, Cooke shall not be responsible for (A) the payment of any Designated Claim Losses of UTC or UP Sub or (B) any Losses of UTC or UP Sub described in Section 8.1(a)(iii) of the Agreement (losses arising out of or in connection with enforcement actions against infringers of Cooke Proprietary Rights), in each case of any kind or nature arising under the Agreement, regardless of when such payment obligations may have arisen.

IV.

The parties acknowledge that the 14,732 Escrow Shares to be re-issued to Cooke in accordance with Section III above will not have been registered under the Securities Act or the securities laws of any state and therefore shall bear that restrictive legend described in Section 1.4(c) of the Agreement, and that UTC shall have no obligation to register such shares following the date of this Agreement. In connection with such agreement, (i) the Registration Rights Agreement is hereby terminated in its entirety and shall be of no further force or effect (subject to the proviso at the end of this sentence), and (ii) all references in the Agreement to the Registration Rights Agreement and provisions thereof shall be deleted in their entirety and of no further force and effect; provided, however, that, notwithstanding the termination of the Registration Rights Agreement described herein, UTC hereby agrees to use reasonable efforts to keep the Registration Statement on Form S-3 (Registration No. 333-99079) originally filed with the SEC on August 30, 2002 (as subsequently amended on October 17 and October 29, 2002, the “Registration Statement”), effective pursuant to Rule 415 at all times until December 31, 2003 (including without limitation preparing and filing with the SEC such post-effective amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep each Registration Statement effective at all times during the Registration Period and, during such period, complying with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement).

V.

Except as expressly set forth in this Amendment, all terms and conditions of the Agreement remain in full force and effect, and all terms and conditions of the Agreement are incorporated herein as though set forth at length. This Amendment modifies the Agreement. In the event of any conflict or discrepancy between the Agreement and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment by their authorized officers to be effective as of the date first set forth above.

Cooke PH, Inc
(formerly Cooke Pharma, Inc.)

/s/ Joel Uchenick     /s/ John Cooke   Date: October 6, 2003
By: Joel Uchenick         John Cooke
Its: CFO                         Director

UNITED THERAPEUTICS CORPORATION

/s/ Paul Mahon                                  Date: October 7, 2003
Paul Mahon
General Counsel and Corporate Secretary

UNITHER PHARMA, INC.
(formerly UP Subsidiary Corporation)

/s/ Paul Mahon                               Date: October 7, 2003
Paul Mahon
General Counsel and Corporate Secretary

Exhibit 1

Joint Order Instruction

     In accordance with the terms of United Therapeutics’ acquisition of substantially all the assets of Cooke Pharma, Inc. (now Cooke PH, Inc.) and the agreement with Chicago Title & Trust as Escrow Agent, Chicago Title & Trust is holding 14,732 shares of United Therapeutics common stock in the Cooke Acquisition Escrow.

     The Parties to the Escrow Agreement hereby jointly instruct Chicago Title and Trust to terminate the escrow and deliver the existing certificate currently held in the Cooke Acquisition Escrow to United Therapeutics Corporation (attention: Paul Mahon, General Counsel and Corporate Secretary of United Therapeutics Corporation). Such shares are delivered to United Therapeutics Corporation for the benefit of Cooke PH, Inc. United Therapeutics will then promptly reissue (through its transfer agent) and deliver to Cooke PH, Inc. a new certificate representing 14,732 shares of United Therapeutics common stock in the name of Cooke PH, Inc. or its designees, as contemplated by the First Amendment to the Asset Purchase Agreement dated as of the date hereof.

ACCEPTED AND AGREED TO:

Cooke PH, Inc
(formerly Cooke Pharma, Inc.)

/s/ Joel Uchenick       /s/ John Cooke   Date: October 6, 2003
By: Joel Uchenick         John Cooke
Its: CFO                         Director

UNITED THERAPEUTICS CORPORATION

/s/ Paul Mahon                                      Date: October 7, 2003
Paul Mahon
General Counsel and Corporate Secretary

UNITHER PHARMA, INC.
(formerly UP Subsidiary Corporation)

/s/ Paul Mahon                                     Date: October 7, 2003
Paul Mahon
General Counsel and Corporate Secretary

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